1347 PROPERTY INSURANCE HOLDINGS, INC AND SUBSIDIARIES

1347 Property Insurance Holdings, Inc. 10-K

EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

1347 Property Insurance Holdings, Inc.

Tampa, FL

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19500) of 1347 Property Insurance Holdings, Inc. of our report dated March 16, 2017, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA LLP

Grand Rapids, Michigan

March 16, 2017

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